                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               ICU Medical, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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         pursuant to Exchange Act Rule 0-11 (Set forth the amount on which
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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
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     was paid previously. Identify the previous filing by registration statement
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

                                ICU MEDICAL, INC.
                               951 CALLE AMANECER
                         SAN CLEMENTE, CALIFORNIA 92673
                             ______________________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 5, 2000
                             ______________________



This Annual meeting of Stockholders of ICU Medical, Inc. (the "Company") will be held at the San Clemente Inn, 2600 Avenida Del Presidente, San Clemente, California, Friday, May 5, 2000 at 10:00 a.m., Pacific Daylight Time, for the following purposes:

         1. To elect two directors of the Company to serve for a term of three years and until their successors have been elected and qualified;

         2. To ratify the selection of Arthur Andersen LLP, independent certified public accountants, as auditors for the Company for the year ending December 31, 2000; and

         3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors has determined that only holders of Common Stock of record at the close of business on March 6, 2000 will be entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment thereof.

                                               The Board of Directors


                                               /S/ Francis J. O'Brien
                                               ------------------------------
                                               Francis J. O'Brien, Secretary

San Clemente, CA
March 20, 2000



                             YOUR VOTE IS IMPORTANT

     Please complete, sign, date and return the enclosed proxy promptly even though you plan to attend the meeting in person. If you attend the meeting, you may withdraw your proxy and vote in person.


                          THANK YOU FOR ACTING PROMPTLY

                                ICU MEDICAL, INC.

                               951 CALLE AMANECER
                         SAN CLEMENTE, CALIFORNIA 92673

                                 PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of ICU Medical, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held May 5, 2000, at the San Clemente Inn, 2600 Avenida Del Presidente, San Clemente, California at 10:00 a.m., Pacific Daylight Time, and at any adjournments thereof, for the purposes set forth herein and in the accompanying Notice. The approximate date of mailing of this Proxy Statement and the accompanying proxy is March 20, 2000.


PROXY INFORMATION

     A stockholder giving a proxy may revoke it at any time before it is exercised by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy is present at the Annual Meeting and elects to vote in person. Subject to such revocation or suspension, all shares represented by each properly executed proxy received by the Company will be voted in accordance with the instructions indicated thereon, and if instructions are not indicated, will be voted in favor of (i) the election of the nominees for director named in, or otherwise nominated as set forth in, this Proxy Statement and (ii) the proposal to ratify the selection of independent certified public accountants.


RECORD DATE AND VOTING

     As of March 6, 2000, the outstanding voting securities of the Company consisted of 8,304,039 shares of $.10 par value Common Stock. Each stockholder of record at the close of business on March 6, 2000 is entitled to one vote for each share then held on each matter submitted to a vote of stockholders. The presence in person or by proxy of holders of a majority of the issued and outstanding Common Stock will constitute a quorum for the transaction of such business as shall properly come before the meeting.

     Generally, stockholder approval of a matter, other than the election of directors, requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter. Directors are elected by a plurality of the votes of the shares present in person or by proxy and entitled to vote on the election of directors. Shares voted to abstain on a matter will be treated as entitled to vote on the matter and will thus have the same effect as "no" votes. Broker non-votes are not counted as entitled to vote on a matter in determining the number of affirmative votes required for approval of the matter, but are counted as present for quorum purposes. The term "broker non-votes" refers to shares held by a broker in street name which are present by proxy but are not voted on a matter pursuant to rules prohibiting brokers from voting on non-routine matters without instructions from the beneficial owner of the shares. The election of directors and ratification of the selection of independent certified public accountants are generally considered to be routine matters on which brokers may vote without instructions from beneficial owners.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as to shares of Common Stock owned as of March 6, 2000, by (i) each person who, insofar as the Company has been able to ascertain, beneficially owned more than five percent of the outstanding Common Stock, (ii) each director, (iii) each nominee for election as a director, and (iv) all directors and officers as a group. Unless otherwise indicated in the footnotes following the table, and subject to community property laws where applicable, the Company believes that the persons as to whom the information is given have sole voting and investment power over the shares listed as beneficially owned. The business address of the George A. Lopez, M.D. Second Family Limited Partnership, George A. Lopez, M.D. and Diana K. Lopez, M.D. is 951 Calle Amanecer, San Clemente, California 92673.

                                                                                   SHARES        PERCENT
                                                                                   OWNED            OF
                                                                                BENEFICIALLY     CLASS(1)
                                                                                ------------     --------
     Wasatch Advisors..............................................              2,213,679(8)       22.7%
        68 South Main Street, Salt Lake City, UT 84101
     George A. Lopez, M.D..........................................              1,682,397(3)       17.2%
     George A. Lopez, M.D. Second Family Limited Partnership ......                791,742(2)        8.1%
     Diana K. Lopez, M.D. .........................................              1,053,748(4)       10.8%
     FMR Corporation...............................................                848,400(8)        8.7%
        82 Devonshire Street, Boston, MA 02109
     Dimensional Fund Advisors Inc.................................                409,800(8)        4.2%
        1299 Ocean Avenue, Santa Monica, CA 90401
     Scudder Kemper Investments....................................                492,800(8)        5.1%
        345 Park Avenue, New York, NY 10154
     Jack W. Brown.................................................                 18,000(5)        *
     John J. Connors...............................................                 11,500(5)        *
     Michael T. Kovalchik III, M.D.................................                 21,275(6)        *
     Richard H. Sherman, M.D.......................................                 79,834(5)        *
     Robert S. Swinney, M.D........................................                 16,275           *
     All officers and directors as a group (9 persons).............              2,030,040(7)       20.8%


------------
*    Less than one percent

(1) Based on total shares of Common Stock outstanding plus outstanding options to acquire Common Stock currently exercisable or exercisable within 60 days held by the beneficial owner whose percent of outstanding stock is calculated.

(2) George A. Lopez, M.D. and Diana K. Lopez, M.D., his wife, are the general partners of the George A. Lopez, M.D. Second Family Limited Partnership (the "Partnership") and hold a one-percent general partnership interest in the Partnership. As general partners, they share power to vote and power to dispose of the 791,742 shares owned by the Partnership and may be deemed to be beneficial owners of such shares. Trusts for the benefit of the Lopez' children, the Christopher George Lopez Children's Trust and the Nicholas George Lopez Children's Trust, own a 99% limited partnership interest in the Partnership. The Drs. Lopez are not trustees of and have no interest in their children's Trusts. Except to the extent of their undivided one percent general partnership interest in the assets of the Partnership, the Drs. Lopez disclaim any beneficial ownership of the shares owned by the Partnership.

(3) Includes options to acquire 890,655 shares. Also includes the 791,742 shares owned by the Partnership, as to which shares Dr. Lopez disclaims any beneficial ownership except to the extent described in Note (2). Does not include 12,006 shares owned by his wife, as to which Dr. Lopez disclaims beneficial ownership, and as to which he has no voting and investment power. Also does not include 250,000 held by Dr. Lopez' wife as Trustee of the Lopez CRT #1 for the benefit of Dr. Lopez and his wife, as to which shares Dr. Lopez has no voting or investment power.

(4) Includes 12,006 shares owned by Diana K. Lopez, M.D. and 250,000 shares held by her as trustee of the Lopez CRT #1 for the benefit of Diana K. Lopez, M.D. and George A. Lopez, M.D. Also includes 791,742 shares owned by the Partnership as to which Dr. Lopez disclaims any beneficial ownership except to the extent described in Note (2).

(5)  Includes options to acquire 7,500 shares.

(6) Includes options to acquire 7,500 shares. Includes 1,700 shares held by Dr. Kovalchik as custodian for his children. Does not include 1,650 shares beneficially owned by his wife. Dr. Kovalchik disclaims beneficial ownership of all of the shares held as custodian and the shares beneficially owned by his wife.

(7)  Includes options to acquire 1,027,064 shares.

(8) Information included solely in reliance information included in a Statement on Schedule 13D on Form 13G filed with the Securities and Exchange Commission by the indicated holder.


                              ELECTION OF DIRECTORS

NOMINEES AND DIRECTORS

     Two directors, of the six directors currently constituting the Board of Directors, are to be elected at the Annual Meeting and to hold office until the year 2003 Annual Meeting and until their successors are elected and qualified. The Company's Board of Directors is divided into three classes. Each year a different class of directors is elected at the Annual Meeting to a three-year term.

     In the election of directors, the proxy holders intend to vote for the election of Jack. W. Brown and Richard H. Sherman, M.D., who are now members of the Board and whose current term of office is expiring. It is not anticipated that the nominees will decline or be unable to serve as directors. If, however, that should occur, the proxy holders will vote the proxies in their discretion for any nominee designated to fill the vacancy by the present Board of Directors.

                                                       CURRENT
                                            DIRECTOR    TERM
           NAME                       AGE    SINCE     EXPIRES                 PRINCIPAL OCCUPATION
------------------------------------  ---   --------   -------     -----------------------------------------------
George A. Lopez, M.D. ..............   52     1984       2001       Chairman of the Board, President and Chief
                                                                    Executive Officer of the Company


Jack W. Brown.......................   60     1992       2000       Former Chairman of the Board and President of
                                                                    Gish Biomedical, Inc., disposable medical
                                                                    devices

John J. Connors.....................   60     1992       2002       Patent Attorney


Michael T. Kovalchik III, M.D. .....   54     1989       2002       Physician and Director of the Dialysis  Unit,
                                                                    Charlotte  Hungerford Hospital, Torrington,
                                                                    Connecticut

Richard H. Sherman, M.D. ...........   53     1990       2000       Physician and Director of the Cardiology
                                                                    Laboratory and Cardiac Rehabilitation for
                                                                    Milford Hospital, Milford, Delaware

Robert S. Swinney, M.D. ............   54     1998       2001       Physician and member of the faculty of the Los
                                                                    Angeles County-University of Southern
                                                                    California Medical Center

     Dr. Lopez is the founder of the Company and has served as Chairman of the Board, President and Chief Executive Officer for more than five years. Dr. Lopez has held various offices and served as a director of the Company since its founding in 1984 with some interruptions in service.

     Messrs. Brown and Connors and Drs. Kovalchik, Sherman and Swinney have been engaged in their current occupations for more than five years. Mr. Connors served as Secretary, Treasurer and Chief Financial Officer of the Company from April 30, 1996 until November 1, 1996 on an interim basis during a search for a candidate to fill those positions permanently. Mr. Connors previously served as a director from December 1988 to July 1989. Dr. Swinney previously served as a director from 1989 to October 1995.

SPECIAL COMMITTEES AND ATTENDANCE AT MEETINGS

     The Board of Directors has an Audit Committee, which consists of Messrs. Brown and Connors and Dr. Kovalchik. The Audit Committee makes recommendations regarding the selection of independent public accountants, reviews reports from the Company's independent public accountants and reviews with them the scope and results of the audit engagement. The Audit Committee met twice in 1999.

     The Board of Directors has a Compensation Committee of the Board, consisting of Mr. Brown and Drs. Kovalchik and Sherman. The Compensation Committee, as more fully described in the Compensation Committee Report, approves salary practices for executive personnel, establishes the compensation of executive officers and authorizes the grant of stock options. The Compensation Committee met eight times in 1999. In January 2000, the Compensation Committee was expanded to include Mr. Connors and Dr. Swinney.

     During 1999, the Board met 13 times. Each director attended more than 75% of the total of all meetings of the Board and any committees on which he serves.

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

     During 1999, the Compensation Committee (the "Committee") consisted of three directors who are not employees or former employees of, or consultants to, the Company. The Committee approves salary practices for executive personnel, reviews the performance of the Company and the executive officers, sets performance objectives, establishes the compensation of executive officers, including the Chief Executive Officer, and authorizes the grant of options under the 1993 Stock Incentive Plan.

     The Company's policy in compensating executive officers is to establish methods and levels of compensation that will provide strong incentives to promote the profitability and growth of the Company and reward superior performance and that are sufficiently competitive to attract, retain and motivate highly competent management personnel. Compensation of executive officers includes base salary, performance-based incentive bonuses and stock-based programs.

     The Committee has adopted an executive compensation policy which provides a base salary and, if certain performance objectives are met, incentive bonuses and stock options which are awarded and paid semi-annually. The Committee considers total compensation paid to executive officers holding comparable positions in comparable companies and for 1999 set base salaries of the Company's executive officers at or above the middle of the range of comparable compensation. In addition to the base salary, upon achievement of performance objectives established by the Committee, officers could receive bonuses in amounts ranging from 15% to 60% of their base salaries. The policy through 1998 also provided for award of stock options ranging in value from 25% to 75% of base salary, based on an option valuation model, which were awarded as described below. If performance objectives are achieved and officers receive the entire amount of incentive compensation available to them, their compensation could be at the highest percentiles of compensation for comparable positions. The Committee believes that performance-based and stock-based compensation serve to align the interests of the executive officers with the interests of the Company's stockholders.

     Stock options to be received by officers pursuant to the executive compensation policy described above are awarded under the 1993 Plan. Options granted under the 1993 Plan become exercisable on the achievement of performance objectives established by the Committee or 10 years from the date of grant. The 1993 Plan and the performance objectives are designed so that the options will motivate the officers toward and reward them for achievement of the performance objectives.

     In November 1997, the Committee accelerated option grants to officers of the Company, other than Dr. Lopez, by a one-time grant of options covering the estimated number of shares which otherwise would be covered by options that the Company would expect to award over a five year period under the executive compensation policy described above. The options were granted with the understanding that no additional options would be granted to the recipients under the executive compensation policy for five years. At the time that the options were granted, the Committee established a series of performance objectives, which, if met, would cause the options to become exercisable earlier than 10 years from the date of grant. It is expected that the performance objectives will not be met until at least several years after the expected awards normally would have been made. The Committee further provided that options could not be exercised as to more than 20% cumulatively of the covered shares each year from 1998 through 2002. A similar award was made to Dr. Lopez in January 1998, but related only to options that might have been awarded in 1998.

     Bonuses were paid to officers who were deemed to have met the performance objectives for the first and second halves of 1999. No options were granted to officers, other than Dr. Lopez, as a result of achievement of the performance objectives for 1999 because of the grants awarded in November 1997 as described above. In January 1999, additional options were granted to Mr. Costello coincident with a salary adjustment.

     The base salary paid to Dr. Lopez in 1999 was set by the Committee in accordance with the Company's executive compensation policy at near the middle of the range of total compensation paid to Chief Executive Officers of companies that the Committee deemed to be comparable to the Company. Under the executive compensation policy, Dr. Lopez received incentive bonuses of 55% (of a possible maximum of 60%) of his base salary, and options on 11,008 shares of common stock. In the second half of the year, the policy as it applies to Dr. Lopez was amended to dispense with large grants that had been made at two to three year intervals, and which were not covered by the semi-annual award policy described above, and to grant him more options during each year than was provided for under the executive compensation policy as in effect until that time. Accordingly, in December 1999, Dr. Lopez was granted options on 88,992 shares of common stock. The executive compensation policy sets the incentive bonuses and the value of stock options to be awarded to Dr. Lopez at a higher percentage of his base salary than that awarded to other officers. The Committee believes that in view of the Chief Executive Officer's overall responsibility for the success of the Company, it is appropriate that a larger portion of his compensation be contingent on performance.


March 13, 2000

                                                  COMPENSATION COMMITTEE
                                                  As constituted during 1999


                                                  Jack W. Brown
                                                  Michael T. Kovalchik III, M.D.
                                                  Richard H. Sherman, M.D.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table shows the compensation earned for the past three years by each of the Company's executive officers whose 1999 compensation exceeded $100,000 (the "named executive officers").

                                       SUMMARY COMPENSATION TABLE

                                                  ANNUAL COMPENSATION              LONG TERM
                                               ---------------------------        COMPENSATION
                                                                              SECURITIES UNDERLYING       ALL OTHER
        NAME AND POSITION                    YEAR    SALARY ($)    BONUS(1)        OPTIONS(#)         COMPENSATION ($)
        -----------------                   ------  ------------   --------   ---------------------   ----------------
George A. Lopez.........................     1999   $ 225,000      $ 123,750         100,000             $ 33,654(5)
   Chairman of the Board,                    1998     166,000        124,500         750,000
   President and Chief Executive Officer     1997     166,000        124,500         750,000(2)

Francis J. O'Brien .....................     1999     200,000         47,500           2,000
   Secretary, Treasurer and                  1998     150,000         65,000           2,000
   Chief Financial Officer                   1997     150,000         65,000         125,150(3)

                                             1999     150,000         72,750          37,000
Richard A. Costello (4).................     1998     100,000        115,870           2,000
   Vice President of Sales                   1997     102,185         55,750          69,111

                                             1999     110,000         41,250           2,000
Evelyn L. Foss .........................     1998      95,000         47,500           2,000
   Vice President of Marketing               1997     117,657         47,500         105,949

(1) Bonus amounts are included in the year earned rather than the year actually paid; a portion is paid in the following year.

(2)  Represents the cancellation and granting of 750,000 options.

(3) Represents the grant of 124,150 options and the cancellation and granting of 1,000 options.

(4)  Mr. Costello was elected Vice President of Sales on December 18, 1997.

(5) Dollar value of life insurance premiums paid by the Company, based on the cost of term life insurance, plus the dollar value, on an actuarial basis, of the net cash surrender value accruing to the Diana Lopez Insurance Trust as owner of the life insurance policy on Dr. Lopez.


STOCK OPTION GRANTS

     Options to purchase Common Stock of the Company were granted in 1999 to employees under the 1993 Plan, which provides for the grant of options to purchase up to 4,775,000 shares. The exercise price of options granted under the 1993 Plan is the fair market value of the Common Stock on the date of grant. Options granted under the 1993 Plan expire eleven years from issuance and are time-accelerated options which vest upon the earlier of the Company achieving specific operating performance levels or ten years from the date of grant.


                                      OPTION GRANTS IN LAST FISCAL YEAR

                                                                                      POTENTIAL REALIZABLE VALUE AT
                                                                                         ASSUMED ANNUAL RATES OF
                                                                                        STOCK PRICE APPRECIATION
                                           INDIVIDUAL GRANTS                                 FOR OPTION TERM
                          ---------------------------------------------------------  --------------------------------
                            NUMBER OF       % OF TOTAL     EXERCISE
                            SECURITIES       OPTIONS       OR BASE
                            UNDERLYING      GRANTED TO      PRICE
                             OPTIONS        EMPLOYEES     PER SHARE    EXPIRATION
         NAME              GRANTED (#)       IN 1999        ($/SH)        DATE          5%($)(1)         10%($)(1)
------------------------  ---------------  -------------  -----------  ------------  --------------    --------------
George A. Lopez, M.D.          11,008            3%       $ 16.00         9/2/10     $    125,111      $   326,386
                               88,992           27%         15.50       12/20/10          979,825        2,556,145

Francis J. O'Brien              1,000            *          21.44         1/2/10           15,228           39,726
                                1,000            *          17.38         7/1/10           12,342           32,198

Richard A. Costello             1,000            *          21.44         1/2/10           15,228           39,726
                               35,000           11%         16.34        1/12/10          406,338        1,060,044
                                1,000            *          17.38         7/1/10           12,342           32,198

Evelyn L. Foss                  1,000            *          21.44         1/2/10           15,228           39,726
                                1,000            *          17.38         7/1/10           12,342           32,198

-------------
*    Less than one percent

(1) The rates of stock appreciation reflected in the table are assumed solely for the purpose of compliance with the rules of the Securities and Exchange Commission relating to the disclosure of executive compensation. The Company's Common Stock has at times appreciated at rates substantially different than the assumed rates and at other times the value of the Common Stock has declined. Neither the assumed appreciation rates nor the actual changes in the share value since the dates of option grants are necessarily indicative of any future value of the Common Stock. The actual realizable value of the options may be substantially greater or less than that reflected in the table depending on the actual changes in the share value during the options' terms.


STOCK OPTION EXERCISES AND HOLDINGS

         AGGREGATED OPTION EXERCISES IN 1999 AND YEAR-END OPTION VALUES

     The following table contains information about stock options exercised during 1999, and stock options held at December 31, 1999, by the named executive officers of the Company.

                                                                                         VALUE OF UNEXERCISED
                                 SHARES                   NUMBER OF UNEXERCISED        IN-THE-MONEY OPTIONS AT
                               ACQUIRED        VALUE    OPTIONS AT YEAR-END(#)(1)            YEAR-END($)
               NAME           ON EXERCISE    REALIZED   EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
          -------------       -----------    --------   -------------------------     -------------------------
George A. Lopez, M.D. .......        ---          ---     1,090,655  /   817,345      $ 4,545,090 / $ 2,152,035
Francis J. O'Brien ..........        ---          ---        46,509  /   127,150          351,162 /     534,647
Richard A. Costello .........     25,625     $318,753         6,541  /   100,570           27,250 /     269,083
Evelyn L. Foss ..............        ---          ---        57,359  /    97,590          371,050 /     407,169


PERFORMANCE GRAPH

     The following graph shows the total stockholder return on the Company's Common Stock based on the market price of the Common Stock from January 1, 1994 to December 31, 1999 and the total returns of the Nasdaq Stock Market National Market Tier Index and Common Stocks of a peer group selected by the Company for the same period.



      COMPARISON OF TOTAL RETURN FROM JANUARY 1, 1995 TO DECEMBER 31, 1999 AMONG ICU MEDICAL, INC., THE NASDAQ STOCK MARKET INDEX AND PEER GROUP




                    [Comparison of Total Return Graph Here]





                         12/31/1994     12/31/1995        12/31/1996        12/31/1997     12/31/1998      12/31/1999
                         ----------     ----------        ----------        ----------     ----------      ----------
ICU Medical, Inc.             100.0          109.7              50.8              79.8          141.9            98.4
Nasdaq                        100.0          141.3             173.9             213.1          300.2           545.7
Peer Group                    100.0          190.9             138.5              79.2           65.3            92.8


     Assumes $100 invested on January 1, 1994 in the Company's Common Stock, the Nasdaq Stock Market National Market Tier Index and the Peer Group.

     The companies in the peer group selected by the Company are Gish Biomedical, Inc., Isolyser Company, Inc., Merit Medical Systems, Inc., Utah Medical Products, Inc. and Vital Signs, Inc. The basis for the selection of the companies in the peer group is that, like the Company, they are all small to mid-size producers of medical products. The peer group for the graph above has been changed from the peer group for the 1998 performance graphs, by including Isolyser Company, Inc., in place of Luther Medical Products, Inc. because there has been no public market for Luther shares since its acquisition prior to December 31, 1999.

DIRECTORS' COMPENSATION

     During 1999, the Company paid directors who were not employees of the Company an annual retainer of $10,000 plus $1,000 per day for attendance at meetings of the Board and $500 if the meeting is conducted telephonically. Pay for attendance at meetings of Committees of the Board is $750 per day, and $375 if the meeting is conducted telephonically. In addition, under the Directors' Stock Award Plan, the Company automatically awards 1,000 shares of Common Stock to each non-employee director on the date of each Annual Meeting.

EMPLOYMENT AGREEMENTS

     The Company has an employment agreement with each named executive officer, which provides for an annual base salary and a bonus payable in cash and options to acquire the Company's Common Stock under the 1993 Plan based on achievement of specified performance goals. Unless earlier terminated, the employment agreements expire on June 30, 2000, at which time they may be renewed for successive six-month periods. The provisions for the bonus payable in options to acquire the Company's Common Stock for all except Dr. Lopez was, in effect, superceded by an award of stock options in November 1997 in place of options that might have been awarded over the succeeding five years. Options vest only upon the earliest of the Company achieving specific operating performance levels or ten years from the date of grant.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

     The Company has, from time to time, made personal loans to Richard A. Costello, who became Vice President of Sales of the Company on December 18, 1997. The largest amount outstanding during 1999 was $37,247. Outstanding amounts bore interest at 4% to 6%, and the balance was repaid on February 17, 1999. In addition, in April, 1999 the Company made a $150,000 loan to Mr. Costello to assist him in acquiring a home. It is secured by a second mortgage which bears interest at 6% payable semi-annually and the loan is due April 28, 2004.


                              SELECTION OF AUDITORS

     The Board of Directors of the Company has appointed Arthur Andersen LLP, independent certified public accountants, as auditors of the Company for the year ending December 31, 2000, and has further directed that management submit the selection of auditors for ratification by the stockholders at the Annual Meeting. Arthur Andersen LLP has audited the Company's financial statements for the last ten years. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and respond to appropriate questions.


                                  OTHER MATTERS

     The Company knows of no other matters to be brought before the Annual Meeting. If any other matters are properly presented for action, the persons named in the accompanying proxy intend to vote on such matters in their discretion.

                                  ANNUAL REPORT

     The Company's Annual Report for the year ended December 31, 1999, is being mailed to all stockholders together with this Proxy Statement.

     THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND RELATED SCHEDULES, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UPON REQUEST IN WRITING FROM ANY PERSON WHO WAS A HOLDER OF RECORD, OR WHO REPRESENTS IN GOOD FAITH THAT HE OR SHE WAS A BENEFICIAL OWNER, OF COMMON STOCK OF THE COMPANY ON MARCH 6, 2000. ANY SUCH REQUEST SHALL BE ADDRESSED TO THE SECRETARY OF THE COMPANY AT 951 CALLE AMANECER, SAN CLEMENTE, CA 92673.

                           NOMINATION OF DIRECTORS AND
                       SUBMISSION OF STOCKHOLDER PROPOSALS

     Any stockholder who intends to nominate persons for election as directors at an annual meeting shall give timely written notice to the Secretary of the Company setting forth (a) as to each nominee whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class and number of shares of capital stock of the corporation which are beneficially owned by the nominee and (iv) any other information concerning the nominee that would be required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of such nominee; and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder and (ii) the class and number of shares of capital stock of the Company which are beneficially owned by the stockholder. Such notice shall include a signed consent of each such nominee to serve as director of the Company, if elected. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility for such proposed nominee to serve as a director of the Company. Any stockholder who intends to propose any business at a meeting shall give timely written notice to the Secretary of the Company setting forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business to be brought before the meeting and the reasons for conducting the business at the meeting, (ii) the name and record address of the stock holder giving the notice,
(iii) the class and number of shares of capital stock of the Company that are beneficially owned by the stockholder, and by any other stockholders known by the stockholder giving the notice to be supporting the proposal and (iv) any material or financial interest of the stockholder in such business. Either of the notices described above will be timely if it is delivered to or mailed and received at the Company's executive offices not less than 50 days nor more than 75 days prior to the date of the annual meeting, unless the Company has given less than 60 days notice or prior public disclosure of the date of the meeting, in which case the notice must be received by the Company not less than 10 days after notice of the meeting was mailed or public disclosure of the date of the meeting was made. A proposal that a stockholder wants the Company to include in the Proxy Statement for the 2001 Annual Meeting must be received by the Company at its principal executive offices by November 20, 2000, to be included in the Proxy Statement for that meeting, and all other conditions for such inclusion must be satisfied.


      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than 10% of the Company's Common Stock to file reports on prescribed forms regarding ownership of and transactions in the Common Stock with the Securities and Exchange Commission and to furnish copies of such forms to the Company. Based solely on a review of the forms received by it, the Company believes that with respect to 1999 the following Section 16(a) filing was not filed on a timely basis: Form 4 for Robert S. Swinney, M.D. for one filing.


                             SOLICITATION OF PROXIES

     The cost of this solicitation of proxies will be borne by the Company. Solicitations will be made by mail, telephone or telegram and personally by directors, officers and other employees of the Company, but such persons will not receive compensation for such services over and above their regular salaries. The Company will reimburse brokers, banks, custodians, nominees and fiduciaries holding stock in their names or in the names of their nominees for their reasonable charges and expenses in forwarding proxies and proxy material to the beneficial owners of such stock.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              /s/ Francis J. O'Brien
                                              ----------------------------------
                                              Francis J. O'Brien, SECRETARY

                               ICU MEDICAL, INC.

                         Annual Meeting of Stockholders

                                   May 5, 2000

          This Proxy is Solicited on Behalf of the Board of Directors

   The undersigned hereby appoints George A. Lopez, M.D. and Francis J. O'Brien, and each of them, proxies of the undersigned, each with full power to act without the other and with power of substitution, to represent the undersigned and vote as directed on the reverse all shares of stock of ICU Medical, Inc. (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on Friday, May 5, 2000, or any adjournments thereof, and in their discretion upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

--------------------------------------------------------------------------------
COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE

                                      (Continued and to be signed on other side)

                             FOLD AND DETACH HERE

--------------------------------------------------------------------------------
                                                                    Please mark
                                                                [X] your votes
                                                                    as indicated

The shares represented by this Proxy will be voted as directed herein, but if no directions are indicated, will be voted FOR the election of all nominees of the Board of Directors, and FOR Proposal

Item 1-Election of directors                               WITHHELD
Jack W. Brown, and                            FOR          FOR ALL
Richard H. Sherman, M.D.                      [_]            [_]


Item 2-The proposal to ratify the selection    FOR        AGAINST      ABSTAIN
of Arthur Andersen LLP as auditors             [_]          [_]          [_]
for the Company.



PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.


Signature(s) ____________________________________________  Date __________, 2000

NOTE: Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, or guardian, set forth your full title. When shares are held in more than one name, both parties should sign.

                              FOLD AND DETACH HERE